POWER OF ATTORNEY

     The undersigned officers and Trustees of the Zodiac Trust (the "Trust") hereby appoint Joseph C. Neuberger and Chad E. Fickett, and each of them, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust's securities under the Securities Act of 1933, as amended, including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this __th day of November, 2003.


Name                                            Title

/s/ Joeseph C. Neuberger
------------------------------------          Chairperson and Trustee
Joseph C. Neuberger


/s/ Dr. Michael D. Akers                      Independent Trustee
------------------------------------
Dr. Michael D. Akers

/s/ Gary A. Drska
------------------------------------          Independent Trustee
Gary A. Drska

/s/ Garett Plona
------------------------------------          President, Treasurer and Principal
Garett Plona                                  Accounting Officer